Exhibit 99.1

Battalion Oil Corporation Announces First Quarter 2023 Financial and Operating Results

HOUSTON, TEXAS – May 15, 2023 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced financial and operating results for the first quarter of 2023.

Key Highlights

●	Substantial progress on acid gas treating facility as we ramp up gas delivery toward bringing the facility fully online
●	Generated first quarter 2023 sales volumes of 16,200 barrels of oil equivalent per day (“Boe/d”)
●	Continued excellent results from our most recent wells
●	Completed corporate initiative to reduce general and administrative costs in April
●	Generated net income of $22.8 million and Adjusted EBITDA of $26.1 million in the first quarter of 2023
●	Per unit operating cost metrics down year over year for the first quarter as we continue to more than offset inflationary forces

Management Comments

The Company has begun testing procedures and initial processing for its previously announced acid gas injection (“AGI”) project. The facility has been ramping up its throughput processing over the last few weeks. When this project is fully online, the Company will benefit from savings of up to $2.5MM per month through reduced treating fees and operational efficiencies at the Monument Draw central production facilities. These savings not only represent significant bottom line financial improvement, but also substantiate Monument Draw’s ability to compete with top tier acreage in the Wolfcamp and Bone Spring.

Initial work on the second acid gas injection well has begun; providing significant optionality to the Company through the ability to expand to as much as 100 MMCFD inlet treating capacity. Danny Rohling, Chief Operating Officer, commented “The Brazos Amine Treatment Facility will be a huge milestone for Battalion and we’re excited by its progress as our latest wells continue to outperform expectations. To marry those production results with a substantially reduced cost structure paves the way for strong cashflow from our PDP wells, and a very economic development for our 200+ primary locations.”

The latest two wells are furthest East in the program – after the first three full calendar months online, the Fortress well’s cumulative production is over 106,000 BOE, while the Parnassus well has produced over 125,000 BOE. “Since coming online, the performance of these wells continue to prove that the wells in Monument Draw buck the industry perception of the Eastern side of the Delaware Basin. Because our acreage is wholly-contiguous and in a few production reporting blocks, public data aggregated by industry platforms does not accurately represent our stellar well performance. We and our neighboring operators continue to put top tier wells online in the Wolfcamp, Bone Spring and deeper Woodford/Barnett benches,” continued Mr. Rohling, "We are looking forward to a continuation of development across our 40,000+ net acres in Monument Draw, West Quito Draw and Hackberry Draw.”

The Company has also substantially completed its corporate initiative of reducing overhead costs. In April, the Company executed a 44% reduction of its corporate office workforce. The Company has also completed a thorough review of all non-staff general and administrative (“G&A”) expenses and is executing reductions where appropriate. The combination of these efforts will reduce overall cash G&A run rate by up to 40% as compared to 2022 actuals.

Matt Steele, Chief Executive Officer, commented, “Since I arrived at Battalion, the Company has been keenly focused on operational excellence and reduction of our cost structure. When the AGI facility is fully online, we will greatly reduce our operating costs. The corporate cost reductions are immediately accretive. In short, the actions we have taken continue to position the Company for success. As we move forward, we are continuing to prioritize free cash flow generation and the strengthening of our balance sheet along with meeting our CDC drilling obligations in our Monument Draw area. I am very proud of our talented team and thank our Board of Directors for their guidance and support.”

Results of Operations

Average daily net production and total operating revenue during the first quarter of 2023 were 16,200 Boe/d (50% oil) and $65.1 million, respectively, as compared to production and revenue of 14,767 Boe/d (50% oil) and $81.6 million, respectively, during the first quarter of 2022. The decrease in revenues in the first quarter of 2023 as compared to the first quarter of 2022 is primarily attributable to an approximate $17.18 decrease in average realized prices (excluding the impact of hedges), partially offset by an increase in average production volumes over the periods. Excluding the impact of hedges, Battalion realized 95% of the average NYMEX oil price during the first quarter of 2023. Realized hedge losses totaled approximately $1.5 million during the first quarter 2023.

Lease operating and workover expense was $8.94 per Boe in the first quarter of 2023 versus $9.32 per Boe in the first quarter of 2022. The decrease in lease operating and workover expense per Boe year-over-year is primarily attributable to an increase in average daily production as a large portion of our lease operating expenses are fixed costs. Gathering and other expense was $11.33 per Boe in the first quarter of 2023 versus $11.48 per Boe in the first quarter of 2022. The decrease was due primarily to streamlining the Valkyrie facility and increasing throughput to our lower cost gas takeaway option. General and administrative expense was $3.53 per Boe in the first quarter of 2023 and $3.75 per Boe in the first quarter of 2022. After adjusting for selected items, Adjusted G&A was $3.24 per Boe in the first quarter of 2023 compared to $3.30 per Boe in the first quarter of 2022.

The Company reported net income for the first quarter of 2023 of $22.8 million and a net income per diluted share available to common stockholders of $1.28. After adjusting for selected items, the Company reported an adjusted net loss available to common stockholders for the first quarter of 2023 of $0.7 million, or an adjusted net loss of $0.04 per diluted common share (see Reconciliation for additional information). Adjusted EBITDA during the quarter ended March 31, 2023 was $26.1 million as compared to $11.8 million during the quarter ended March 31, 2022 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

As of March 31, 2023, the Company had $230.3 million of indebtedness outstanding and approximately $1.4 million of letters of credit outstanding. Total liquidity on March 31, 2023, made up of cash and cash equivalents, was $23.2 million.

In March 2023, the Company issued 25,000 shares of redeemable convertible preferred stock to certain of its existing equity shareholders and received approximately $24.4 million in net proceeds to improve liquidity and address concerns around covenant compliance. For further discussion on our liquidity and balance sheet, refer to Management’s Discussion and Analysis and Risk Factors in the Company’s Form 10-K.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Kristen McWatters

Executive Vice President, Chief Financial Officer & Treasurer

713-210-7517

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2023	2022
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$54,215	$62,524
Natural gas	2,900	8,881
Natural gas liquids	7,158	10,003
Total oil, natural gas and natural gas liquids sales	64,273	81,408
Other	869	194
Total operating revenues	65,142	81,602

Operating expenses:
Production:
Lease operating	11,691	11,524
Workover and other	1,335	865
Taxes other than income	3,190	4,951
Gathering and other	16,517	15,255
General and administrative	5,137	4,985
Depletion, depreciation and accretion	16,148	10,220
Total operating expenses	54,018	47,800
Income (loss) from operations	11,124	33,802

Other income (expenses):
Net gain (loss) on derivative contracts	19,473	(123,858)
Interest expense and other	(7,786)	(2,688)
Total other income (expenses)	11,687	(126,546)
Income (loss) before income taxes	22,811	(92,744)
Income tax benefit (provision)	—	—
Net income (loss)	$22,811	$(92,744)

Net income (loss) per share of common stock:
Basic	$1.29	$(5.69)
Diluted	$1.28	$(5.69)
Weighted average common shares outstanding:
Basic	16,393	16,303
Diluted	16,535	16,303

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	March 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$23,245	$32,726
Accounts receivable, net	32,456	37,974
Assets from derivative contracts	15,103	16,244
Restricted cash	90	90
Prepaids and other	1,028	1,131
Total current assets	71,922	88,165
Oil and natural gas properties (full cost method):
Evaluated	723,957	713,585
Unevaluated	62,651	62,621
Gross oil and natural gas properties	786,608	776,206
Less - accumulated depletion	(406,603)	(390,796)
Net oil and natural gas properties	380,005	385,410
Other operating property and equipment:
Other operating property and equipment	4,659	4,434
Less - accumulated depreciation	(1,319)	(1,209)
Net other operating property and equipment	3,340	3,225
Other noncurrent assets:
Assets from derivative contracts	5,434	5,379
Operating lease right of use assets	258	352
Other assets	3,023	2,827
Total assets	$463,982	$485,358

Current liabilities:
Accounts payable and accrued liabilities	$58,643	$100,095
Liabilities from derivative contracts	18,008	29,286
Current portion of long-term debt	40,106	35,067
Operating lease liabilities	258	352
Asset retirement obligations	225	225
Total current liabilities	117,240	165,025
Long-term debt, net	174,536	182,676
Other noncurrent liabilities:
Liabilities from derivative contracts	22,838	33,649
Asset retirement obligations	15,441	15,244
Operating lease liabilities	—	—
Deferred income taxes	—	—
Other	3,074	4,136
Commitments and contingencies
Temporary equity:
Series A redeemable convertible preferred stock: 25,000 shares of $.0001	25,033	—
par value authorized, issued and outstanding as of March 31, 2023
Stockholders' equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,456,563 and 16,344,815 shares issued and outstanding as of
March 31, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	332,952	334,571
Retained earnings (accumulated deficit)	(227,134)	(249,945)
Total stockholders' equity	105,820	84,628
Total liabilities, temporary equity and stockholders' equity	$463,982	$485,358

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$22,811	$(92,744)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depletion, depreciation and accretion	16,148	10,220
Stock-based compensation, net	227	384
Unrealized loss (gain) on derivative contracts	(21,004)	91,038
Amortization/accretion of financing related costs	1,798	899
Reorganization items	—	(744)
Accrued settlements on derivative contracts	(555)	12,809
Change in fair value of embedded derivative liability	(1,062)	(2,032)
Other income (expense)	11	—
Cash flows from operations before changes in working capital	18,374	19,830
Changes in working capital	(19,063)	(7,783)
Net cash provided by (used in) operating activities	(689)	12,047

Cash flows from investing activities:
Oil and natural gas capital expenditures	(28,611)	(15,684)
Proceeds received from sale of oil and natural gas assets	1,189	—
Other operating property and equipment capital expenditures	(269)	—
Other	(5)	(160)
Net cash provided by (used in) investing activities	(27,696)	(15,844)

Cash flows from financing activities:
Repayments of borrowings	(5,017)	(85)
Payment of deferred debt financing costs	—	(379)
Proceeds from issuance of preferred stock	24,375	—
Other	(454)	(461)
Net cash provided by (used in) financing activities	18,904	(925)

Net increase (decrease) in cash, cash equivalents and restricted cash	(9,481)	(4,722)

Cash, cash equivalents and restricted cash at beginning of period	32,816	48,359
Cash, cash equivalents and restricted cash at end of period	$23,335	$43,637

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Production volumes:
Crude oil (MBbls)	730	670
Natural gas (MMcf)	2,407	2,315
Natural gas liquids (MBbls)	327	273
Total (MBoe)	1,458	1,329
Average daily production (Boe/d)	16,200	14,767

Average prices:
Crude oil (per Bbl)	$74.27	$93.32
Natural gas (per Mcf)	1.20	3.84
Natural gas liquids (per Bbl)	21.89	36.64
Total per Boe	44.08	61.26

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(5.01)	$(46.64)
Natural gas (per Mcf)	0.88	(0.68)
Natural gas liquids (per Bbl)	—	—
Total per Boe	(1.05)	(24.70)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$69.26	$46.68
Natural gas (per Mcf)	2.08	3.16
Natural gas liquids (per Bbl)	21.89	36.64
Total per Boe	43.03	36.56

Average cost per Boe:
Production:
Lease operating	$8.02	$8.67
Workover and other	0.92	0.65
Taxes other than income	2.19	3.73
Gathering and other	11.33	11.48
General and administrative, as adjusted (1)	3.24	3.30
Depletion	10.84	7.57

(1) Represents general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$3.53	$3.75
Stock-based compensation:
Non-cash	(0.16)	(0.29)
Non-recurring charges and other:
Cash	(0.13)	(0.16)
General and administrative, as adjusted(2)	$3.24	$3.30

Total operating costs, as reported	$25.99	$28.28
Total adjusting items	(0.29)	(0.45)
Total operating costs, as adjusted(3)	$25.70	$27.83

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring charges and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2023	2022
As Reported:
Net income (loss) available to common stockholders - diluted (1)	$21,200	$(92,744)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$(19,690)	$82,901
Natural gas	(1,314)	8,137
Total mark-to-market non-cash charge	(21,004)	91,038
Change in fair value of embedded derivative liability	(1,062)	(2,032)
Non-recurring charges	183	217
Selected items, before income taxes	(21,883)	89,223
Income tax effect of selected items	—	—
Selected items, net of tax	(21,883)	89,223

Net income (loss) available to common stockholders, as adjusted (2)	$(683)	$(3,521)

Diluted net income (loss) per common share, as reported	$1.28	$(5.69)
Impact of selected items	(1.32)	5.47
Diluted net income (loss) per common share, excluding selected items (2)(3)	$(0.04)	$(0.22)

Net cash provided by (used in) operating activities	$(689)	$12,047
Changes in working capital	19,063	7,783
Cash flows from operations before changes in working capital	18,374	19,830
Cash components of selected items	738	(11,848)
Income tax effect of selected items	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)	$19,112	$7,982

(1)	Amount reflects net income (loss) available to common stockholders on a diluted basis for earnings per share purposes as calculated using the two-class method of computing earnings per share which is further described in Note 12, Earnings Per Share in our Form 10-Q for the quarter ended March 31, 2023.
(2)	Net income (loss) earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(3)	The impact of selected items for the three months ended March 31, 2023 and 2022 were calculated based upon weighted average diluted shares of 16.4 million and 16.3 million shares, respectively, due to the net income (loss) available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2023	2022

Net income (loss), as reported	$22,811	$(92,744)
Impact of adjusting items:
Interest expense	9,009	4,721
Depletion, depreciation and accretion	16,148	10,220
Stock-based compensation	227	384
Interest income	(191)	-
Unrealized loss (gain) on derivatives contracts	(21,004)	91,038
Change in fair value of embedded derivative liability	(1,062)	(2,032)
Non-recurring charges and other	152	217
Adjusted EBITDA(1)	$26,090	$11,804

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	March 31, 2023	December 31,2022	September 30, 2022	June 30, 2022

Net income (loss), as reported	$22,811	$(7,652)	105,888	13,047
Impact of adjusting items:
Interest expense	9,009	9,378	6,232	5,394
Depletion, depreciation and accretion	16,148	15,479	13,615	12,601
Stock-based compensation	227	670	683	473
Interest income	(191)	(227)	(141)	(1)
Unrealized loss (gain) on derivatives contracts	(21,004)	3,655	(102,112)	(12,837)
Change in fair value of embedded derivative liability	(1,062)	1,224	(449)	(562)
Non-recurring charges (credits) and other	152	194	597	53
Adjusted EBITDA(1)	$26,090	$22,721	$24,313	$18,168

Adjusted LTM EBITDA(1)	$91,292

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	March 31, 2022	December 31,2021	September 30, 2021	June 30, 2021

Net income (loss), as reported	$(92,744)	25,935	13,052	(33,929)
Impact of adjusting items:
Interest expense	4,721	3,215	1,904	1,838
Depletion, depreciation and accretion	10,220	12,679	10,885	11,249
Stock-based compensation	384	450	481	485
Interest income	—	(1)	(3)	(84)
Loss (gain) on extinguishment of debt	—	122	(2,068)	—
Unrealized loss (gain) on derivatives contracts	91,038	(21,332)	(1,816)	34,817
Change in fair value of embedded derivative liability	(2,032)	—	—	—
Non-recurring charges (credits) and other	217	(718)	559	(275)
Adjusted EBITDA(1)	$11,804	$20,350	$22,994	$14,101

Adjusted LTM EBITDA(1)	$69,249

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.